EXHIBIT 99.1

CENTRAL COMMUNITY CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors for use

at the Special Meeting of Stockholders on             , 2014

The undersigned stockholder of Central Community Corporation (“Central Community”) hereby constitutes and appoints Louis Casey and T. Gerry Gamble and each of them, attorneys, agents and proxies with full power of substitution and resubstitution, to vote as proxy the number of shares of common stock, par value $1.00 per share, of Central Community which the undersigned would be entitled to vote if personally present at the special meeting of stockholders of Central Community to be held at 2027 South 61st Street, Temple, Texas 76504 at     :00     .m., local time, on             , 2014, and any adjournment thereof (the “Special Meeting”), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Stockholders, both dated             , 2014, timely receipt of which is hereby acknowledged.

This Proxy may be revoked at any time before it is exercised.

1.	Proposal to approve the Agreement and Plan of Reorganization (the “Merger Agreement”), dated January 22, 2014, between Central Community and BancorpSouth, Inc., which provides for the merger of Central Community with and into BancorpSouth, Inc. Adoption of the Merger Agreement will also constitute approval of the merger and the other transactions contemplated by the Merger Agreement.

☐  For                     ☐  Against                    ☐  Abstain

2.	Proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

☐  For                     ☐  Against                    ☐  Abstain

3.	In their discretion, to transact such other business as may be properly presented at the Special Meeting and any adjournment or postponements of the Special Meeting.

☐  For                     ☐  Against                    ☐  Abstain

Shares of Central Community stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to approve the Merger Agreement. If any other matter is properly presented at the Special Meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

The board of directors of Central Community recommends a vote “FOR” the proposal to approve the Merger Agreement. Such vote is hereby solicited on behalf of the board of directors.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

Please sign, date and return this Proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of stock of Central Community. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated             , 2014

(Signature of Stockholder)

(Print Name of Stockholder)

(Signature of Stockholder)

(Print Name of Stockholder)